UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-189731	33-1223037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9030 Seward Park Ave S. #501, Seattle, WA 98118

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;

2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant;

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 4, 2016, Alan Valdes, the Chairman of the Board of Directors of Diego Pellicer Worldwide, Inc. (the “Company”) and Ronald Throgmartin, the Chief Executive Officer and a Director of the Company, executed Deferred Compensation Agreements pursuant to which they agreed to convert 50% of their accrued salaries into restricted Company securities at a conversion rate of $0.30, and 50 % of these accruals into Company promissory notes. The Company promissory notes accrue interest at the rate of eight (8%) percent, per annum, and are payable upon the earlier date of (i) the second anniversary date of the Promissory notes, (ii) the date all current investor notes in the aggregate principal and accrued interest amount of approximately $1,480,000, at June 30, 2016, are paid in full and the Company has achieved gross revenues of at least $3,000,000 over any 12-month period, provided further that the Company shall not make any payments against the Chairman Valdes note or the CEO Throgmartin note until the Company pays the $100,000 in accrued fees due to the independent director of the Company, Steve Norris, in full.

In the case of Chairman Alan Valdes, the Company converted 50% ($166,354.00) of his accrued salary of $332,708.09 into Company securities and issued Chairman Valdes a promissory note in the outstanding principal amount of $166,355. In addition, Chairman Valdes agreed to amend his employment agreement, lowering his annual salary from $250,000 to $120,000, payable (a) $5,000 in cash, and (b) $5,000, at the executive’s election, in the form of (i) a grant of 16,667 shares of the Company’s restricted common shares (calculated at the rate of $0.30 per share), or (ii) a 5-year stock option to purchase 5,000 restricted common shares at the exercise price of $0.30 per share, or (iii) a 5-year Warrant to purchase 5,000 restricted common shares at the exercise price of $0.30 per share. Chairman Valdes also agreed to eliminate his employment agreement right to have his annual salary increase to $280,000 per year.

CEO Ron Throgmartin converted 50% ($140,957.88) of his accrued salary of $281,915.88 into Company securities and the Company issued to CEO Throgmartin a promissory note in the principal amount of $140,957.88.

Each of Chairman Valdes and CEO Throgmartin has a choice to elect to receive their Company securities from the conversion of 50% of their accrued salaries in the form of a restricted common share grant, at the conversion rate of $0.30 per share, or a stock option or common stock purchase warrant, at the exercise price of $0.30 per underlying restricted common share.

The Board of Directors also adopted a resolution, establishing a payment plan for all members of the Company’s Board of Directors, except Chairman Valdes, fixing the monthly payment at $5,000, payable $2,500 in cash and $2,500 in the form of a restricted common share grant, at the conversion rate of $0.30 per share, or a stock option or common stock purchase warrant, at the exercise price of $0.30 per underlying restricted common share.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.4	Form of Deferred Compensation Agreements and Promissory Notes between the Company and Chairman Alan Valdes and Chief Executive Officer Ronald Throgmartin, dated October 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

Date: October 11, 2016	By:	/s/ Ron Throgmartin
Ron Throgmartin
Chief Executive Officer